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                [ORRICK, HERRINGTON & SUTCLIFFE LLP LETTERHEAD]


                                                                     EXHIBIT 5.1


                               February 21, 1997


Central Garden & Pet Company
3697 Mt. Diablo Boulevard
Lafayette, CA  94549


      Re: Central Garden & Pet Company
          Registration Statement on Form S-4
          ----------------------------------


Ladies and Gentlemen:

          At your request, we are rendering this opinion in connection with a proposed sale by Central Garden & Pet Company, a Delaware corporation (the "Company") of up to 750,000 shares of common stock (the "Common Stock").

          We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

          Based on such examination, we are of the opinion that the 750,000 shares of Common Stock to be issued and sold by the Company are validly authorized shares of Common Stock, and, when issued against payment of the purchase price therefor, will be legally issued, fully paid, and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                              Very truly yours,

                              /s/ Orrick, Herrington & Sutcliffe LLP

                              ORRICK, HERRINGTON & SUTCLIFFE LLP